Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

I consent to the incorporation by reference in this Registration Statement of MonsterDaata.com, Inc. on Form S-8 of (i) my report, dated March 8, 1999, appearing in the Annual Report on Form 10-KSB for the year ended September 30, 1998 filed with the SEC on March 23, 1999 and (ii) my report, dated March 8, 1999, appearing in the Annual Report on Form 10-KSB for the year ended September 30, 1997 filed with the SEC on March 23, 1999.


                                          /s/ Thomas Monahan, C.P.A.
                                          --------------------------

                                          Thomas Monahan, C.P.A.
New York, New York
June 17, 1999